Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-41532) pertaining to the 2000 Equity Incentive Plan and to the 2000 Non-Employee Directors’ Stock Option Plan of Lexicon Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-66380) pertaining to the Coelacanth Corporation 1999 Stock Option Plan of Lexicon Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-3 No. 333-67294) of Lexicon Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-3 No. 333-108855) of Lexicon Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-3 No. 333-111821) of Lexicon Pharmaceuticals, Inc., and

(6)	Registration Statement (Form S-3 No. 333-144933) of Lexicon Pharmaceuticals, Inc.

of our report dated March 3, 2009 (except for the effects of the adoption of SFAS No. 160 discussed in Note 3, as to which the date is September 1, 2009), with respect to the consolidated financial statements of Lexicon Pharmaceuticals, Inc. for the year ended December 31, 2008 included in the Current Report (Form 8-K) of Lexicon Pharmaceuticals, Inc. dated September 2, 2009 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 1, 2009